UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): April 9, 2009

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Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (512) 338-4400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On April 9, 2009, Mr. James W. Breyer was appointed to Dell’s Board of Directors. In accordance with the company’s Certificate of Incorporation and Bylaws, the Board of Directors increased the size of the Board from eleven to twelve, effective April 9, 2009. Mr. Breyer will serve on the Board of Directors until the next annual meeting of stockholders, scheduled for July 17, 2009, at which time his continued service will be subject to renomination and stockholder approval. A copy of the press release issued on April 13, 2009, announcing Mr. Breyer’s appointment to the Board, is attached as Exhibit 99.1.

There are no relationships or related party transactions between Mr. Breyer and the company that would be required to be reported under Section 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits.

(d)      Exhibits.

99.1	Press Release issued by Dell Inc., dated April 13, 2009.

Exhibit 99.1 –

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date:	April 13, 2009	By:	/s/ Janet B. Wright
Janet B. Wright
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by Dell Inc., dated April 13, 2009

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